  Exhibit 99.1

News Release

For more information contact:
G. Robert Aston, Jr., TowneBank Chairman and CEO, (757) 638-6780
Robert C. Hatley, Paragon Commercial Corporation, CEO, (919) 534-7400
William B. Littreal, TowneBank Chief Investor Relations Officer and CSO, (757) 638-6813

FOR IMMEDIATE RELEASE

TOWNEBANK EXPANDS NORTH CAROLINA PRESENCE THROUGH THE ACQUISITION OF PARAGON
COMMERCIAL CORPORATION AND PARAGON COMMERCIAL BANK

Suffolk, VA And Raleigh, NC, April 27, 2017 – (GLOBE NEWSWIRE) -- Hampton Roads based TowneBank (NASDAQ:TOWN) and Raleigh based Paragon Commercial Corporation, the parent company of Paragon Commercial Bank (“Paragon”) (NASDAQ:PBNC), today announced the signing of a definitive merger agreement pursuant to which TowneBank will acquire Paragon creating a $9.7 billion community bank. The acquisition of Paragon will expand Towne’s community banking franchise into two of the fastest growing metropolitan areas in the United States, Charlotte and Raleigh, North Carolina adding to Towne’s current presence in the Norfolk-Virginia Beach Virginia MSA, the Richmond Virginia MSA and Northeastern North Carolina.

Based on financial data as of March 31, 2017, the combined company would have total assets of $9.7 billion, total loans of $7.1 billion and total deposits of $7.5 billion. On a pro forma basis, TowneBank will possess the second largest deposit market share among community banks operating in the demographically attractive Raleigh, North Carolina MSA. In addition, the pro forma entity will have an established and scalable loan and deposit platform in the Charlotte, North Carolina marketplace.

Under the terms of the merger agreement, common shareholders of Paragon will receive a fixed exchange ratio of 1.7250 shares of TowneBank common stock for each outstanding share of Paragon common stock. This implies a deal value per share of $59.25 or approximately $323.7 million based on TowneBank’s closing stock price of $34.35 on April 26, 2017. Pending customary regulatory and shareholder approvals, the merger is scheduled to close in the fourth quarter of 2017.

Towne plans to operate in the Raleigh, Charlotte, and Cary markets as Paragon Bank, a division of TowneBank. Robert C. Hatley, President and CEO of Paragon, will continue in his current role as the President and CEO of the Paragon Division as well as the President of Towne’s North Carolina operations. Hatley and Paragon Board Chairman, Howard Jung, will join the TowneBank corporate board.

The Paragon Executive Management team consisting of Matthew C. Davis, Executive Vice President and Chief Operating Officer, James F. Fielding, Senior Vice President and Chief Credit Officer, Brian K. Reid, Triangle Market President and Phillip R. Jurney, Charlotte Market President, will continue in their current Paragon roles.

“We are really excited to welcome the extraordinarily talented Paragon team into our Towne family,” said G. Robert Aston, Jr., Chairman and CEO of TowneBank. “From our humble beginnings in 1999, both Towne and Paragon have prospered through a caring culture of serving others and enriching lives while continuing to build a great community asset for the communities we serve.”

“We have had great admiration for the TowneBank team for many years and have been impressed by the way they’ve grown their franchise into one of the top community banks in Virginia and North Carolina,” stated Robert C. Hatley, President and CEO of Paragon. “We believe partnering with TowneBank will provide us with a strong foundation and additional capacity to deliver our unique private banking experience business model to businesses, professionals, executives and entrepreneurs in our target markets. We expect this merger will be a truly great outcome for our shareholders and will position us for continued success.”

Extensive due diligence was performed over a multi-week period leading up to the merger. Under the proposed merger terms, and inclusive of estimated expenses associated with crossing $10 billion in total assets, the acquisition of Paragon is expected to be immediately accretive to TowneBank’s earnings in 2018 and also thereafter. In addition, the transaction is expected to be nominally dilutive, less than 1%, to TowneBank’s tangible book value at closing. TowneBank’s capital ratios are expected to continue to exceed well-capitalized regulatory standards.

An investor presentation outlining the transaction is provided on the TowneBank website at www.townebank.com under “Investor Relations”.

Sandler O’Neill + Partners, LP acted as financial advisor to TowneBank and Williams Mullen acted as its legal advisor in the transaction. Raymond James & Associates, Inc. acted as financial advisor to Paragon and Wyrick Robbins Yates & Ponton LLP acted as its legal advisor.

About TowneBank

As one of the top community banks in Virginia and North Carolina, TowneBank operates 37 banking offices serving Chesapeake, Chesterfield County, Glen Allen, Hampton, James City County, Mechanicsville, Newport News, Norfolk, Portsmouth, Richmond, Suffolk, Virginia Beach, Williamsburg, and York County in Virginia, along with Moyock, Grandy, Camden County, Southern Shores, Corolla and Nags Head in North Carolina. Towne also offers a full range of financial services through its controlled divisions and subsidiaries that include Towne Investment Group, Towne Insurance Agency, Towne Benefits, TowneBank Mortgage, TowneBank Commercial Mortgage, Berkshire Hathaway HomeServices Towne Realty, Towne 1031 Exchange, LLC, and Beach Properties of Hilton Head. Local decision-making is a hallmark of its hometown banking strategy that is delivered through the leadership of each group’s President and Board of Directors. With total assets of $8.2 billion as of March 31, 2017, TowneBank is one of the largest banks headquartered in Virginia.

About Paragon

Paragon Commercial Corporation is the parent company of Paragon Bank, which provides a private banking experience to businesses, professionals, executives, entrepreneurs and other individuals. Founded in Raleigh, North Carolina in 1999, Paragon Bank provides banking services through highly responsive professionals, an extensive courier service, online and mobile technologies, free worldwide ATM access and a select number of strategically placed offices in Raleigh, Cary and Charlotte, North Carolina.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the merger, Paragon will file with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement. Paragon will deliver a definitive proxy statement/prospectus to its stockholders seeking approval of the merger and related matters. In addition, each of TowneBank and Paragon may file other relevant documents concerning the proposed merger with the Federal Deposit Insurance Corporation (“FDIC”) and SEC.

Paragon stockholders are strongly urged to read the definitive proxy statement/prospectus regarding the proposed merger when it becomes available and other relevant documents filed with the FDIC and SEC, as well as any amendments or supplements to those documents, because they will contain important information about TowneBank, Paragon and the proposed merger. Free copies of the definitive proxy statement/prospectus, as well as other filings containing information about Paragon, may be obtained after their filing at the SEC’s website (http://www.sec.gov). In addition, free copies of the definitive proxy statement/prospectus, when available, also may be obtained by directing a request by telephone or mail to Paragon Commercial Corporation, 3535 Glenwood Avenue, Raleigh, North Carolina 27612, Attention: Investor Relations (telephone: (919) 788-7770), or by accessing the Paragon’s website at https://www.paragonbank.com under “About Us—Investor Relations.”

Paragon, TowneBank and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Paragon’s stockholders in connection with the proposed merger. Information about the directors and executive officers of Paragon and TowneBank and other persons who may be deemed participants in the solicitation, including their interests in the merger, will be included in the definitive proxy statement/prospectus when it becomes available. Additional information about Paragon’s executive officers and directors can be found in Paragon’s final prospectus filed with the SEC on June 17, 2016. Additional information regarding TowneBank’s executive officers and directors can be found in TowneBank’s definitive proxy statement in connection with its 2017 Annual Meeting of Stockholders filed with the FDIC on April 21, 2017. You may obtain free copies of each document from Paragon as described in the preceding paragraph and from TowneBank by directing a request by telephone or mail to TowneBank, 6001 Harbour View Boulevard, Suffolk, Virginia 23425, Attention: Investor Relations (telephone: (757) 638-6794), or by accessing TowneBank’s website at https://townebank.com under “Investor Relations.” The information on TowneBank’s and Paragon’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the FDIC or SEC.

Forward-Looking Statements

Statements made in this release, other than those concerning reported historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of TowneBank and Paragon intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of TowneBank and Paragon, and the resulting company, include but are not limited to: the businesses of TowneBank and Paragon may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected timeframe; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; the ability to obtain required regulatory and stockholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time- consuming or costly than expected; changes in interest rates, general economic and business conditions; legislative/regulatory changes; the monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; the companies’ respective implementation of new technologies and their ability to develop and maintain secure and reliable electronic systems; changes in the securities markets; and changes in accounting principles, policies and guidelines; and other risk factors detailed from time to time in filings made by TowneBank with the FDIC or Paragon with the SEC. TowneBank and Paragon undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise. ###

For more information contact:
G. Robert Aston, Jr., TowneBank Chairman and CEO, (757) 638-6780
Robert C. Hatley, Paragon Commercial Corporation President and CEO, (919) 534-7400
William B. Littreal, TowneBank Chief Investor Relations Officer and CSO, (757) 638-6813

Source: TowneBank and Paragon Commercial Corporation